Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports Unaudited Third Quarter 2022 Earnings

Scranton, PA, October 20, 2022/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three and nine months ended September 30, 2022.

Peoples reported net income of $10.0 million, or $1.38 per diluted share for the three months ended September 30, 2022, a 9.6% increase when compared to $9.1 million, or $1.26 per share for the comparable period of 2021. The increase in earnings for the three months ended September 30, 2022 is due to a $3.0 million increase to net interest income when compared to the year ago period. Partially offsetting the increases were higher noninterest expenses of $1.8 million due to higher salaries and benefits and occupancy and equipment costs in part due to ongoing investment in the Company’s market expansion strategy and digital technology upgrade.

Net income for the nine months ended September 30, 2022, totaled $29.0 million or $4.01 per diluted share, a 6.8% increase over $27.1 million or $3.74 per diluted share in the prior year’s period. The increase in earnings in the nine months ended September 30, 2022 is a result of increased net interest income of $8.3 million and an increase of $0.3 million in noninterest income. Partially offsetting the increases were a $1.7 million increase in provision for loan losses and an increase of $5.5 million in noninterest expense. Strong loan growth resulted in a provision for loan losses of $1.7 million in the current nine month period, as compared to no loan loss provision in the year ago period. Higher noninterest expenses were mainly due to higher salaries and benefits of $2.7 million and higher occupancy and equipment costs of $2.2 million in part due to our continued investment in the market expansion strategy and our recent digital technology upgrade implemented during the second half of 2021.

NOTABLES

●	Record year-to-date earnings of $29.0 million or $4.01 per diluted share.
●	Dividends paid during the first nine months of 2022 totaled $1.18 per share representing a 5.4% increase from the same period in 2021.
●	Net loan growth for the nine months ended September 30, 2022, excluding Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans, was $340.7 million or 20.2% annualized.
●	Deposit growth during the three and nine months ended September 30, 2022, excluding brokered deposits, totaled $230.2 million and $127.4 million, respectively. During the three months ended September 30, 2022, deposit growth enabled the Company to pay-off its short-term borrowings at the Federal Home Loan Bank of Pittsburgh.
●	Return on average assets (“ROAA”) was 1.14% for the three and nine months ended September 30, 2022 compared to 1.17% and 1.21% for the comparable periods in 2021.
●	Return on average equity (“ROE”) was 12.69% and 11.93% for the three and nine months ended September 30, 2022 compared to 11.01% and 11.24% for the comparable periods in 2021.
●	Return on average tangible equity, a non-GAAP measure[1], was 15.94% and 14.82% for the three and nine months ended September 30, 2022 compared to 13.69% and 14.03% for the comparable periods in 2021.
●	Tax-equivalent net interest income, a non-GAAP measure[1], increased $8.6 million or 13.4% to $72.7 million for the nine months ended September 30, 2022 compared to $64.1 million for the same period in 2021.
●	Nonperforming assets as a percentage of total assets at September 30, 2022 improved to 0.12% as compared to 0.15% at December 31, 2021, and 0.19% at September 30, 2021.

1 See reconciliation of non-GAAP financial measures on p.17 and 18

  INCOME STATEMENT REVIEW

In March 2022, the Federal Open Market Committee ("FOMC") began increasing the federal funds rate in an attempt to curb inflation. Since then, there have been 5 rate increases, totaling 300 basis points and additional rate hikes are anticipated through year-end. These increases directly impact our core source of income, net interest income through yields on investments and loans and the cost of funding via deposits and borrowings. Through September 30, 2022, we have realized higher rates on our existing adjustable and variable rate loans and new originations. The benefit of higher asset yields however, has been partially mitigated by higher funding costs primarily during the three months ended September 30, 2022, as rate-sensitive depositors are seeking higher rates. We anticipate that funding costs will continue to increase in the future as a result of the FOMC rate adjustments, local competition for deposits or the cost of alternative funding.

Calculated on a fully taxable equivalent basis (“FTE”), a non-GAAP measure1, our net interest margin for the three months ended September 30, 2022 was 3.08%, an increase of 2 basis points when compared to the three months ended June 30 2022, and an increase of 1 basis point when compared to 3.07% for the same three month period in 2021.  The increase in net interest margin from the prior three month period was due to an increase in the volume and yield of earning assets, which offset higher funding costs.  The tax-equivalent yield on interest-earning assets increased 25 basis points to 3.59% during the three months ended September 30, 2022 from 3.34% during the three months ended June 30, 2022, and increased 22 basis points when compared to 3.37% for the three months ended September 30, 2021.  Our cost of funds, which represents our average rate paid on total interest-bearing liabilities, increased 33 basis points to 0.72% for the three months ended September 30, 2022 when compared to 0.39% during the three months ended June 30, 2022 and increased 30 basis compared to 0.42% in the prior year period. Each of these increases was due to the higher costs of deposits and short-term borrowings used to fund loan growth.

Third Quarter 2022 Results – Comparison to Prior-Year Quarter

Tax-equivalent net interest income, a non-GAAP measure1, for the three months ended September 30, increased $3.1 million or 13.9% to $25.5 million in 2022 from $22.4 million in 2021. The increase in tax equivalent net interest income was due to higher tax-equivalent interest income of $5.2 million less higher interest expense of $2.1 million.

The higher interest income was the result of an increase in average earning assets, which offset a negative rate variance due to lower yields on the investment portfolio. Average earning assets were $391.1 million higher in the three month period ended September 30, 2022 when compared to the year ago period. PPP loans averaged $27.5 million in the three-month period ended September 30, 2022 with interest and net fees totaling approximately $0.2 million compared to average balances of $122.3 million with interest and net fees totaling $2.5 million in the year ago period. The tax-equivalent yield on the loan portfolio was 4.09% and 4.06% for the three months ended September 30, 2022 and 2021. Excluding PPP loans, the tax-equivalent yield of the loan portfolio was 4.10% and 3.83% at September 30, 2022 and 2021, respectively. This increase was due to the higher rates on adjustable and floating rate loans, which comprise 49.0% of our portfolio loans, and new loan originations. Loans, net averaged $2.6 billion for the three months ended September 30, 2022 and $2.2 billion for the comparable period in 2021. For the three months ended September 30, the tax-equivalent yield on total investments decreased to 1.67% in 2022 from 2.01% in 2021. Average investments totaled $656.4 million in 2022 and $365.5 million in 2021.

The increased interest expense in the current three month period is due primarily to higher rates on public funds and customer non-maturity deposits driven by the higher interest rate environment.  The Company's total cost of deposits increased during the three months ended September 30, 2022 compared to the year ago period by 19 basis points to 0.44%, and the cost of interest-bearing deposits increased to 0.59% from 0.34% in the previous year three month period. The Company utilized short-term FHLB borrowings during the current period which added $0.5 million of interest expense at a cost of 2.30% compared to no short-term borrowings in the year ago period.

Average interest-bearing liabilities increased $297.8 million for the three months ended September 30, 2022, compared to the corresponding period last year due to an increase in non-maturity and public fund deposits and short-term borrowings. Average noninterest-bearing deposits also increased by 10.8% from the prior period and now represent 25.7% of total deposits.

For the three months ended September 30, 2022, the provision for loan losses was $0.5 million, the result of $62.5 million of non-PPP net loan growth during the quarter. For the year ago period, the provision for loan losses was $0.4 million due to loan growth, improved credit quality and the reversal of previous COVID-related asset quality qualitative adjustments.

Noninterest income for the three months ended September 30, 2022 was $3.3 million, a $0.1 million decrease from $3.4 million for the three months ended September 30, 2021. The decline was due to reduced wealth management fees, which are based on account valuations and have been negatively impacted by stock market fluctuations, as well as mortgage banking revenue which has declined due to lower originations and volumes of mortgages sold into the secondary market as the interest rates on mortgages have risen.

Noninterest expense increased $1.8 million or 12.6% to $15.9 million for the three months ended September 30, 2022, from $14.1 million for the three months ended September 30, 2021. Salaries and employee benefits increased $0.6 million or 8.2% due to annual merit increases and the addition of lending teams and credit support staff in our newest expansion markets of Piscataway, New Jersey and Pittsburgh, Pennsylvania that opened during the fourth quarter of 2021. Occupancy and equipment expenses were higher by $0.7 million in the current period due to information technology investments related in part to mobile/digital banking solutions implemented during the second half of 2021.

The provision for income tax expense increased $0.2 million for the three months ended September 30, 2022 compared to the year ago period due to higher taxable income in the current period.

Nine-Month Results – Comparison to Prior Year First Nine Months

Calculated on a fully taxable equivalent basis (“FTE”), a non-GAAP measure1, the net interest margin for the nine months ended September 30, 2022 was 3.04%, a decrease of 2 basis points over the prior year’s period of 3.06%. Excluding the impact of PPP loan interest and net fees, the net interest margin increased to 3.00% in the current period from 2.95% in the year ago period. Tax-equivalent net interest income, a non-GAAP measure1, for the nine months ended September 30, increased $8.6 million or 13.4% to $72.7 million in 2022 from $64.1 million in 2021. The increase in net interest income was driven by an increase in average earning assets of $400.0 million, partially offset by a negative rate variance, and higher funding costs due to an increase of $295.0 million in average interest-bearing liabilities and higher interest rates. The 2022 period included $1.7 million in SBA PPP interest and fees, a decrease of $4.6 million compared to the $6.3 million in the year ago period. Average loans increased $272.4 million and investments increased $304.5 million compared to September 30, 2021. The yield on earning assets was 3.39% for the first nine months of 2022 compared to 3.41% in 2021. The cost of interest bearing liabilities during the nine month period fell slightly to 0.49% from 0.50% a year ago.

For the nine months ended September 30, 2022, the provision for loan losses was $1.7 million, primarily the result of $340.7 million growth of non-PPP loans. For the nine months ended September 30, 2021, there was no provision for loan losses due to improved credit quality and reversal of COVID related asset quality adjustments made in the prior year’s period.

Noninterest income for the nine months ended September 30, 2022 was $10.6 million, a $0.3 million increase from $10.3 million for the nine months ended September 30, 2021. During the period, service charges, fees and commissions increased $0.7 million due in part to the reversal of an accrual of a $0.3 million bank owned life insurance benefit in the year ago period, higher consumer and commercial deposit service charges and higher revenue related to debit card activity. Mortgage banking income decreased $0.4 million during the nine months ended September 30, 2022 compared to the prior year on lower sales volumes.

Noninterest expense for the nine months ended September 30, 2022, was $45.7 million, an increase of $5.5 million from $40.2 million for the prior year’s period. The increase was due primarily to $2.7 million in higher salaries and benefits expense due to annual merit increases, our investment into our newest expansion markets and lower deferred loan origination costs, which are recorded as a contra-salary expense. Occupancy and equipment expenses were higher by $2.2 million in the current period due to information technology investments related to mobile/digital banking solutions implemented during the second half of 2021 and additional costs related to entrance into the Piscataway, New Jersey and Pittsburgh, Pennsylvania markets. Other expenses, which include professional, consulting and loan processing fees, accounted for an increase of $0.4 million.

The provision for income taxes for the nine months ended September 30, 2022 decreased $0.3 million and the effective tax rate was 16.2% as compared to 17.7% in the prior period. The lower effective tax rate in 2022 was due to a $0.6 million deferred tax adjustment recorded in 2021 and higher levels of tax-exempt income in the current period.

 BALANCE SHEET REVIEW

At September 30, 2022, total assets, loans and deposits were $3.5 billion, $2.6 billion and $3.1 billion, respectively. Loan growth for the nine months ended September 30, 2022, excluding SBA PPP loans, was $340.7 million or 20.2% annualized due to improved loan demand and organic growth in our newest markets. Loan growth, excluding PPP loans, during the three months ended September 30, 2022 totaled $62.5 million. Higher interest rates and economic uncertainty may result in lower loan demand and lower growth over the near-term when compared to the first nine months of 2022. Commercial real estate loans made up the majority of the growth with tax-exempt loans and residential real estate loans also showing increases. During the nine months ended September 30, 2022, the SBA forgave PPP loans totaling $46.2 million. Gross SBA PPP loans remaining at September 30, 2022 total $22.7 million. Net deferred SBA PPP fees remaining at September 30, 2022 totaled $0.3 million and are expected to be earned throughout the remainder of 2022 as the remaining SBA PPP loans are forgiven or repaid.  Total investments were $570.5 million at September 30, 2022, compared to $588.7 million at December 31, 2021. The decrease to the investment portfolio resulted from the unrealized loss on the available for sale portfolio, maturities and pay-downs, offset in part by purchases completed during the first six months of 2022. At September 30, 2022, the available-for-sale investment portfolio had an unrealized loss of $74.6 million compared to an unrealized loss of $1.8 million at December 31, 2021, which was the result of the rapid increase in interest rates as the FOMC increased rates five times from March through September 2022 totaling 300 basis points. Our federal funds sold balance decreased $172.8 million to $69.6 million at September 30, 2022 from $242.4 million at December 31, 2021 and was used to fund our loan growth and investment purchases during the period. Total deposits increased $160.7 million from December 31, 2021 as we experienced an increase of $109.4 million in public fund deposits. Non-interest bearing deposits increased $32.2 million, or 4.4% and interest-bearing deposits increased $128.5 million, or 5.8% during the nine months ended September 30, 2022. Short-term borrowings used to fund a portion of our loan growth and offset the deposit outflows in the second quarter were repaid in the third quarter from the increase of $212.9 million in deposits, in part due to seasonal inflows of public fund deposits.

Stockholders' equity equaled $301.8 million or $42.14 per share at September 30, 2022, and $340.1 million or $47.44 per share at December 31, 2021. The decrease in stockholders’ equity from December 31, 2021 is primarily attributable to a decrease to accumulated other comprehensive income (“AOCI”) resulting from an increase to the unrealized loss on investment securities and dividends paid to shareholders, partially offset by net income.  Tangible stockholders' equity decreased to $33.26 per share at September 30, 2022, from $38.54 per share at December 31, 2021. Dividends declared for the nine months ended September 30, 2022 amounted to $1.18 per share, a 5.4% increase from the 2021 period, representing a dividend payout ratio of 29.4%. During the three months ended September 30, 2022, 7,911 shares were purchased and retired under the Company’s common stock repurchase plan.

ASSET QUALITY REVIEW

Asset quality metrics remained strong and continued to improve. Nonperforming assets were $4.2 million or 0.16% of loans, net and foreclosed assets at September 30, 2022, compared to $5.0 million or 0.21% of loans, net and foreclosed assets at December 31, 2021. As a percentage of total assets, nonperforming assets improved to 0.12% at September 30, 2022 compared to 0.15% at December 31, 2021.  The decrease in non-performing assets from the end of the year was primarily due to the sale in the current period of the Company’s foreclosed properties which totaled $0.5 million at December 31, 2021; at September 30, 2022 People’s had no foreclosed properties.

The Company's allowance for loan losses increased to $29.8 million as net charge-offs of $0.3 million were offset by a provision for loan losses of $1.7 million.  The allowance for loan losses equaled $29.8 million or 1.14% of loans, net at September 30, 2022 compared to $28.4 million or 1.22% of loans, net, at December 31, 2021.   Excluding PPP loans which do not carry an allowance for loan losses due to a 100% government guarantee, the ratio equaled 1.15% at September 30, 2022.  Loans charged-off, net of recoveries, for the nine months ended September 30, 2022, equaled $0.3 million or 0.02% of average loans, compared to $0.2 million or 0.02% of average loans for the comparable period last year.

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Schuylkill, Susquehanna, and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York through 28 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results included in this release contain items, which Peoples considers non-core, namely the gain on the sale of the Visa Class B shares. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and Peoples Security Bank and Trust Company (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; the COVID-19 crisis and the governmental responses to the crisis; the impact on financial markets from geopolitical conflicts such as the military conflict between Russia and Ukraine; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; our ability to identify and address cyber-security risks and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend (Unaudited)

(In thousands, except share and per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
	2022	2022	2022	2021	2021
Key performance data:
Share and per share amounts:
Net income	$1.38	$1.30	$1.33	$2.28	$1.26
Core net income (1)	$1.38	$1.30	$1.33	$0.95	$1.26
Cash dividends declared	$0.40	$0.39	$0.39	$0.38	$0.38
Book value	$42.14	$43.50	$44.64	$47.44	$45.66
Tangible book value (1)	$33.26	$34.62	$35.76	$38.54	$36.75
Market value:
High	$56.09	$56.99	$52.99	$53.06	$46.92
Low	$46.84	$47.41	$46.35	$45.64	$41.91
Closing	$46.84	$55.84	$50.48	$52.69	$45.57
Market capitalization	$335,503	$400,410	$362,398	$377,754	$327,057
Common shares outstanding	7,162,750	7,170,661	7,179,037	7,169,372	7,177,028
Selected ratios:
Return on average stockholders’ equity	12.69%	11.71%	11.82%	19.34%	11.01%
Core return on average stockholders’ equity (1)	12.69%	11.71%	11.82%	8.03%	11.01%
Return on average tangible stockholders’ equity	15.94%	14.62%	14.65%	23.87%	13.69%
Core return on average tangible stockholders’ equity (1)	15.94%	14.62%	14.65%	9.91%	13.69%
Return on average assets	1.14%	1.12%	1.17%	1.97%	1.17%
Core return on average assets (1)	1.14%	1.12%	1.17%	0.82%	1.17%
Stockholders’ equity to total assets	8.58%	9.12%	9.56%	10.09%	10.14%
Efficiency ratio (1)(2)	54.95%	54.89%	53.57%	59.80%	54.32%
Nonperforming assets to loans, net, and foreclosed assets	0.16%	0.18%	0.20%	0.21%	0.28%
Nonperforming assets to total assets	0.12%	0.13%	0.14%	0.15%	0.19%
Net charge-offs to average loans, net	0.00%	0.00%	0.05%	0.01%	0.08%
Allowance for loan losses to loans, net	1.14%	1.14%	1.18%	1.22%	1.21%
Interest-bearing assets yield (FTE) (3)	3.59%	3.34%	3.22%	3.08%	3.37%
Cost of funds	0.72%	0.39%	0.35%	0.37%	0.42%
Net interest spread (FTE) (3)	2.87%	2.95%	2.87%	2.71%	2.95%
Net interest margin (FTE) (3)	3.08%	3.06%	2.97%	2.82%	3.07%
(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gains(losses) on investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Sept 30	Sept 30
Nine months ended	2022	2021
Interest income:
Interest and fees on loans:
Taxable	$67,990	$62,205
Tax-exempt	3,717	2,859
Interest and dividends on investment securities:
Taxable	6,176	3,804
Tax-exempt	1,546	1,233
Dividends	2	72
Interest on interest-bearing deposits in other banks	61	6
Interest on federal funds sold	201	228
Total interest income	79,693	70,407
Interest expense:
Interest on deposits	6,381	5,731
Interest on short-term borrowings	579	78
Interest on long-term debt	67	225
Interest on subordinated debt	1,330	1,330
Total interest expense	8,357	7,364
Net interest income	71,336	63,043
Provision for loan losses	1,700
Net interest income after provision for loan losses	69,636	63,043
Noninterest income:
Service charges, fees, commissions and other	5,167	4,476
Merchant services income	833	759
Commissions and fees on fiduciary activities	1,697	1,725
Wealth management income	1,064	1,207
Mortgage banking income	407	764
Increase in cash surrender value of life insurance	731	669
Interest rate swap revenue	757	744
Net (losses) gains on equity investment securities	(37)	9
Total noninterest income	10,619	10,353
Noninterest expense:
Salaries and employee benefits expense	24,365	21,649
Net occupancy and equipment expense	11,673	9,464
Amortization of intangible assets	289	375
Net gain on sale of other real estate owned	(478)	(195)
Other expenses	9,868	8,941
Total noninterest expense	45,717	40,234
Income before income taxes	34,538	33,162
Provision for income tax expense	5,587	6,057
Net income	$28,951	$27,105
Other comprehensive loss:
Unrealized loss on investment securities available-for-sale	$(72,791)	$(8,409)
Change in derivative fair value	(740)	(22)
Income tax benefit related to other comprehensive loss	(15,442)	(1,771)
Other comprehensive loss net of income tax benefit	(58,089)	(6,660)
Comprehensive (loss) income	$(29,138)	$20,445
Share and per share amounts:
Net income - basic	$4.04	$3.76
Net income - diluted	4.01	3.74
Cash dividends declared	$1.18	$1.12
Average common shares outstanding - basic	7,171,382	7,204,399
Average common shares outstanding - diluted	7,214,966	7,239,463

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2022	2022	2022	2021	2021
Interest income:
Interest and fees on loans:
Taxable	$25,128	$22,009	$20,853	$20,288	$21,276
Tax-exempt	1,338	1,218	1,161	1,098	1,024
Interest and dividends on investment securities available-for-sale:
Taxable	2,096	2,108	1,972	1,660	1,285
Tax-exempt	521	515	510	498	432
Dividends		2		2	24
Interest on interest-bearing deposits in other banks	41	18	2	2	2
Interest on federal funds sold	106	22	73	102	124
Total interest income	29,230	25,892	24,571	23,650	24,167
Interest expense:
Interest on deposits	3,316	1,597	1,468	1,579	1,698
Interest on short-term borrowings	457	122
Interest on long-term debt	16	23	28	35	41
Interest on subordinated debt	443	443	444	444	443
Total interest expense	4,232	2,185	1,940	2,058	2,182
Net interest income	24,998	23,707	22,631	21,592	21,985
Provision for loan losses	450	950	300	1,750	400
Net interest income after provision for loan losses	24,548	22,757	22,331	19,842	21,585
Noninterest income:
Service charges, fees, commissions and other	1,714	1,761	1,692	1,693	1,667
Merchant services income	157	562	114	120	158
Commissions and fees on fiduciary activities	591	551	555	548	639
Wealth management income	339	374	351	330	432
Mortgage banking income	135	128	144	211	244
Increase in cash surrender value of life insurance	269	244	218	220	225
Interest rate swap revenue	130	284	343	15	79
Net (loss) gain on investment securities	(18)	(23)	4	(7)	5
Net gain on sale of Visa Class B shares				12,153
Total noninterest income	3,317	3,881	3,421	15,283	3,449
Noninterest expense:
Salaries and employee benefits expense	8,474	7,851	8,040	8,087	7,829
Net occupancy and equipment expense	3,898	3,950	3,825	3,384	3,150
Amortization of intangible assets	96	97	96	116	125
Net gains on sale of other real estate		(20)	(458)	(15)	(97)
Other expenses	3,467	3,615	2,786	3,198	3,140
Total noninterest expense	15,935	15,493	14,289	14,770	14,147
Income before income taxes	11,930	11,145	11,463	20,355	10,887
Income tax expense	1,962	1,792	1,833	3,941	1,791
Net income	$9,968	$9,353	$9,630	$16,414	$9,096
Other comprehensive (loss) income:
Unrealized (loss) on investment securities available-for-sale	$(21,510)	$(18,669)	$(32,612)	$(3,078)	$(3,130)
Change in derivative fair value	(46)	(201)	(493)	(300)	(128)
Income tax (benefit) related to other comprehensive (loss)	(4,527)	(3,963)	(6,952)	(266)	(684)
Other comprehensive (loss), net of income tax (benefit)	(17,029)	(14,907)	(26,153)	(1,003)	(2,574)
Comprehensive (loss) income	$(7,061)	$(5,554)	$(16,523)	$15,411	$6,522
Share and per share amounts:
Net income - basic	$1.39	$1.30	$1.34	$2.29	$1.26
Net income - diluted	1.38	1.30	1.33	2.28	1.26
Cash dividends declared	$0.40	$0.39	$0.39	$0.38	$0.38
Average common shares outstanding - basic	7,169,809	7,172,181	7,172,455	7,172,501	7,198,125
Average common shares outstanding - diluted	7,213,147	7,215,890	7,216,421	7,207,565	7,233,189

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Three Months Ended
	September 30, 2022			September 30, 2021
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$2,377,803	$25,128	4.19%	$2,033,752	$21,276	4.15%
Tax-exempt	225,637	1,694	2.98	169,273	1,296	3.04
Total loans	2,603,440	26,822	4.09	2,203,025	22,572	4.06
Investments:
Taxable	544,782	2,096	1.53	280,767	1,309	1.85
Tax-exempt	111,578	659	2.34	84,701	547	2.56
Total investments	656,360	2,755	1.67	365,468	1,856	2.01
Interest-bearing deposits	9,180	41	1.77	12,004	2	0.07
Federal funds sold	13,665	106	3.08	311,015	124	0.16
Total earning assets	3,282,645	29,724	3.59%	2,891,512	24,554	3.37%
Less: allowance for loan losses	29,863			26,947
Other assets	210,724			229,403
Total assets	$3,463,506	$29,724		$3,093,968	$24,554
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$630,165	$1,228	0.77%	$567,971	$452	0.32%
NOW accounts	770,582	1,184	0.61	667,867	499	0.30
Savings accounts	527,244	123	0.09	476,966	96	0.08
Time deposits less than $100	132,599	358	1.07	128,846	338	1.04
Time deposits $100 or more	168,239	423	1.00	166,218	313	0.75
Total interest-bearing deposits	2,228,829	3,316	0.59	2,007,868	1,698	0.34
Short-term borrowings	78,922	457	2.30	—	—	0.00
Long-term debt	1,369	16	4.64	3,475	41	4.68
Subordinated debt	33,000	443	5.33	33,000	443	5.37
Total borrowings	113,291	916	3.21	36,475	484	0.45
Total interest-bearing liabilities	2,342,120	4,232	0.72	2,044,343	2,182	0.42
Noninterest-bearing deposits	770,833			696,331
Other liabilities	38,840			25,635
Stockholders’ equity	311,713			327,659
Total liabilities and stockholders’ equity	$3,463,506	4,232		$3,093,968	2,182
Net interest income/spread		$25,492	2.87%		$22,372	2.95%
Net interest margin			3.08%			3.07%
Tax-equivalent adjustments:
Loans		$356			$272
Investments		138			115
Total adjustments		$494			$387

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	For the Nine Months Ended
	September 30, 2022			September 30, 2021
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$2,260,993	$67,990	4.02%	$2,054,486	$62,205	4.05%
Tax-exempt	213,803	4,705	2.94	147,952	3,619	3.27
Total loans	2,474,796	72,695	3.93	2,202,438	65,824	4.00
Investments:
Taxable	540,512	6,178	1.53	268,573	3,876	1.93
Tax-exempt	111,041	1,957	2.36	78,512	1,561	2.66
Total investments	651,553	8,135	1.67	347,085	5,437	2.09
Interest-bearing deposits	9,846	61	0.83	11,589	6	0.07
Federal funds sold	66,057	201	0.41	241,103	228	0.13
Total earning assets	3,202,252	81,092	3.39%	2,802,215	71,495	3.41%
Less: allowance for loan losses	29,144			27,264
Other assets	216,960			227,297
Total assets	$3,390,068	$81,092		$3,002,248	$71,495
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$604,918	$2,061	0.46%	$538,524	$1,551	0.39%
NOW accounts	790,852	2,248	0.38	616,518	1,659	0.36
Savings accounts	517,381	316	0.08	462,865	289	0.08
Time deposits less than $100	128,639	965	1.00	128,152	1,100	1.15
Time deposits $100 or more	160,949	791	0.66	175,673	1,132	0.86
Total interest-bearing deposits	2,202,739	6,381	0.39	1,921,732	5,731	0.40
Short-term borrowings	40,401	579	1.92	18,682	77	0.55
Long-term debt	1,911	67	4.69	9,629	226	3.14
Subordinated debt	33,000	1,330	5.39	33,000	1,330	5.37
Total borrowings	75,312	1,976	3.51	61,311	1,633	3.56
Total interest-bearing liabilities	2,278,051	8,357	0.49	1,983,043	7,364	0.50
Noninterest-bearing deposits	751,549			670,748
Other liabilities	35,947			25,929
Stockholders’ equity	324,521			322,528
Total liabilities and stockholders’ equity	$3,390,068	8,357		$3,002,248	7,364
Net interest income/spread		$72,735	2.90%		$64,131	2.91%
Net interest margin			3.04%			3.06%
Tax-equivalent adjustments:
Loans		$988			$760
Investments		411			328
Total adjustments		$1,399			$1,088

Peoples Financial Services Corp.

Details of Net Interest Income and Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2022	2022	2022	2021	2021
Net interest income:
Interest income:
Loans, net:
Taxable	$25,128	$22,009	$20,853	$20,288	$21,276
Tax-exempt	1,694	1,542	1,470	1,390	1,296
Total loans, net	26,822	23,551	22,323	21,678	22,572
Investments:
Taxable	2,096	2,110	1,972	1,662	1,309
Tax-exempt	659	652	646	630	547
Total investments	2,755	2,762	2,618	2,292	1,856
Interest on interest-bearing balances in other banks	41	18	2	2	2
Federal funds sold	106	22	73	102	124
Total interest income	29,724	26,353	25,016	24,074	24,554
Interest expense:
Deposits	3,316	1,597	1,468	1,579	1,698
Short-term borrowings	457	122
Long-term debt	16	23	28	35	41
Subordinated debt	443	443	444	444	443
Total interest expense	4,232	2,185	1,940	2,058	2,182
Net interest income	$25,492	$24,168	$23,076	$22,016	$22,372
Loans, net:
Taxable	4.19%	3.92%	3.94%	3.85%	4.15%
Tax-exempt	2.98%	2.92%	2.93%	2.97%	3.04%
Total loans, net	4.09%	3.83%	3.85%	3.78%	4.06%
Investments:
Taxable	1.53%	1.53%	1.53%	1.48%	1.85%
Tax-exempt	2.34%	2.35%	2.37%	2.38%	2.56%
Total investments	1.67%	1.67%	1.68%	1.65%	2.01%
Interest-bearing balances with banks	1.77%	0.68%	0.14%	0.09%	0.07%
Federal funds sold	3.08%	0.37%	0.18%	0.15%	0.16%
Total interest-earning assets	3.59%	3.34%	3.22%	3.08%	3.37%
Interest expense:
Deposits	0.59%	0.30%	0.27%	0.29%	0.34%
Short-term borrowings	2.30%	1.40%			%
Long-term debt	4.64%	4.85%	4.59%	4.68%	4.68%
Subordinated debt	5.33%	5.38%	5.38%	5.38%	5.37%
Total interest-bearing liabilities	0.72%	0.39%	0.35%	0.37%	0.42%
Net interest spread	2.87%	2.95%	2.87%	2.71%	2.95%
Net interest margin	3.08%	3.06%	2.97%	2.82%	3.07%

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
At period end	2022	2022	2022	2021	2021
Assets:
Cash and due from banks	$35,000	$39,693	$35,863	$30,415	$33,662
Interest-bearing balances in other banks	8,410	8,040	4,440	7,093	7,425
Federal funds sold	69,600		101,200	242,425	319,500
Investment securities:
Available-for-sale	477,590	513,911	535,482	517,321	461,372
Equity investments carried at fair value	103	121	144	140	147
Held-to-maturity	92,771	94,446	95,829	71,213	32,848
Loans held for sale	653	681	161	408	997
Loans	2,623,706	2,565,579	2,397,681	2,329,173	2,205,661
Less: allowance for loan losses	29,822	29,374	28,407	28,383	26,693
Net loans	2,593,884	2,536,205	2,369,274	2,300,790	2,178,968
Premises and equipment, net	54,394	53,094	51,977	51,502	50,682
Accrued interest receivable	10,082	9,303	9,221	8,528	8,280
Goodwill	63,370	63,370	63,370	63,370	63,370
Other intangible assets, net	179	276	372	468	584
Bank owned life insurance	48,235	47,968	43,828	42,754	42,734
Other assets	62,535	54,431	41,640	33,056	32,956
Total assets	$3,516,806	$3,421,539	$3,352,801	$3,369,483	$3,233,525
Liabilities:
Deposits:
Noninterest-bearing	$769,935	$747,558	$759,986	$737,756	$712,601
Interest-bearing	2,354,205	2,163,725	2,204,878	2,225,641	2,128,318
Total deposits	3,124,140	2,911,283	2,964,864	2,963,397	2,840,919
Short-term borrowings	14,700	129,170
Long-term debt	1,104	1,646	2,182	2,711	3,235
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Accrued interest payable	1,129	1,269	844	408	872
Other liabilities	40,923	33,274	31,450	29,841	27,767
Total liabilities	3,214,996	3,109,642	3,032,340	3,029,357	2,905,793
Stockholders’ equity:
Common stock	14,330	14,346	14,352	14,341	14,356
Capital surplus	126,845	126,986	127,192	127,549	127,826
Retained earnings	224,238	217,139	210,584	203,750	190,061
Accumulated other comprehensive loss	(63,603)	(46,574)	(31,667)	(5,514)	(4,511)
Total stockholders’ equity	301,810	311,897	320,461	340,126	327,732
Total liabilities and stockholders’ equity	$3,516,806	$3,421,539	$3,352,801	$3,369,483	$3,233,525

Peoples Financial Services Corp.

Loan and Deposit Account Detail (Unaudited)

(In thousands)

At the period end	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Commercial
Taxable	$371,164	$371,153	$370,574	$424,455	$414,956
Non-taxable	224,764	225,656	210,184	188,672	173,510
Total	595,928	596,809	580,758	613,127	588,466
Real estate
Commercial real estate	1,620,116	1,569,658	1,436,196	1,343,539	1,248,693
Residential	326,223	317,672	306,068	297,624	291,404
Total	1,946,339	1,887,330	1,742,264	1,641,163	1,540,097
Consumer
Indirect Auto	70,006	69,161	64,870	65,791	68,148
Consumer Other	11,433	12,279	9,789	9,092	8,950
Total	81,439	81,440	74,659	74,883	77,098
Total	$2,623,706	$2,565,579	$2,397,681	$2,329,173	$2,205,661

At the period end	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Interest-bearing deposits:
Money market accounts	$706,947	$592,989	$605,686	$588,245	$571,679
NOW accounts	813,743	752,397	797,333	851,086	780,033
Savings accounts	530,124	518,146	515,169	491,796	478,012
Time deposits less than $250	224,517	219,690	200,345	203,719	208,691
Time deposits $250 or more	78,874	80,503	86,345	90,795	89,903
Total interest-bearing deposits	2,354,205	2,163,725	2,204,878	2,225,641	2,128,318
Noninterest-bearing deposits	769,935	747,558	759,986	737,756	712,601
Total deposits	$3,124,140	$2,911,283	$2,964,864	$2,963,397	$2,840,919

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Average quarterly balances	2022	2022	2022	2021	2021
Assets:
Loans, net:
Taxable	$2,377,803	$2,254,405	$2,148,251	$2,088,935	$2,033,752
Tax-exempt	225,637	211,885	203,645	185,471	169,273
Total loans, net	2,603,440	2,466,290	2,351,896	2,274,406	2,203,025
Investments:
Taxable	544,782	553,078	523,301	446,096	280,767
Tax-exempt	111,578	111,138	110,394	105,044	84,701
Total investments	656,360	664,216	633,695	551,140	365,468
Interest-bearing balances with banks	9,180	10,694	5,888	9,739	12,004
Federal funds sold	13,665	23,920	162,218	264,068	311,015
Total interest-earning assets	3,282,645	3,165,120	3,153,697	3,099,353	2,891,512
Other assets	180,862	181,900	187,864	202,123	202,456
Total assets	$3,463,506	$3,347,020	$3,341,561	$3,301,476	$3,093,968
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$2,228,828	$2,167,569	$2,211,629	$2,176,429	$2,007,868
Noninterest-bearing	770,833	756,225	734,348	725,414	696,331
Total deposits	2,999,661	2,923,794	2,945,977	2,901,843	2,704,199
Short-term borrowings	78,922	34,953
Long-term debt	1,369	1,901	2,474	2,959	3,475
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Other liabilities	38,841	33,080	29,816	26,924	25,635
Total liabilities	3,151,794	3,026,728	3,011,267	2,964,726	2,766,309
Stockholders’ equity	311,713	320,292	330,294	336,750	327,659
Total liabilities and stockholders’ equity	$3,463,506	$3,347,020	$3,341,561	$3,301,476	$3,093,968

Peoples Financial Services Corp.

Asset Quality Data (Unaudited)

(In thousands)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
At quarter end	2022	2022	2022	2021	2021
Nonperforming assets:
Nonaccrual/restructured loans	$3,938	$4,387	$4,573	$4,461	$5,559
Accruing loans past due 90 days or more	280	190	103	13	78
Foreclosed assets				487	487
Total nonperforming assets	$4,218	$4,577	$4,676	$4,961	$6,124

Three months ended
Allowance for loan losses:
Beginning balance	$29,374	$28,407	$28,383	$26,693	$26,739
Charge-offs	101	98	355	105	466
Recoveries	99	115	79	45	20
Provision for loan losses	450	950	300	1,750	400
Ending balance	$29,822	$29,374	$28,407	$28,383	$26,693

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2022	2022	2022	2021	2021
Core net income per share:
Net income GAAP	$9,968	$9,353	$9,630	$16,414	$9,096
Adjustments:
Less: Gain on sale of Visa Class B shares				12,153
Add: Gain on sale of Visa Class B shares tax adjustment				2,552
Net income Core	$9,968	$9,353	$9,630	$6,813	$9,096
Average common shares outstanding - diluted	7,213,147	7,215,365	7,216,421	7,207,565	7,233,189
Core net income per share	$1.38	$1.30	$1.33	$0.95	$1.26

Tangible book value:
Total stockholders’ equity	$301,810	$311,897	$320,461	$340,126	$327,732
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net	179	276	372	468	584
Total tangible stockholders’ equity	$238,261	$248,251	$256,719	$276,289	$263,778
Common shares outstanding	7,162,750	7,170,661	7,179,037	7,169,372	7,177,028
Tangible book value per share	$33.26	$34.62	$35.76	$38.54	$36.75

Core return on average stockholders’ equity:
Net income GAAP	$9,968	$9,353	$9,630	$16,414	$9,096
Adjustments:
Less: Gain on sale of Visa Class B shares				12,153
Add: Gain on sale of Visa Class B shares tax adjustment				2,552
Net income Core	$9,968	$9,353	$9,630	$6,813	$9,096
Average stockholders’ equity	$311,713	$320,292	$330,294	$336,750	$327,659
Core return on average stockholders’ equity	12.69%	11.71%	11.82%	8.03%	11.01%

Return on average tangible equity:
Net income GAAP	$9,968	$9,353	$9,630	$16,414	$9,096
Average stockholders’ equity	$311,713	$320,292	$330,294	$336,750	$327,659
Less: average intangibles	63,598	63,694	63,790	63,896	64,017
Average tangible stockholders’ equity	$248,115	$256,598	$266,504	$272,854	$263,642
Return on average tangible stockholders’ equity	15.94%	14.62%	14.65%	23.87%	13.69%

Core return on average tangible stockholders’ equity:
Net income GAAP	$9,968	$9,353	$9,630	$16,414	$9,096
Adjustments:
Less: Gain on sale of Visa Class B shares				12,153
Add: Gain on sale of Visa Class B shares tax adjustment				2,552
Net income Core	$9,968	$9,353	$9,630	$6,813	$9,096
Average stockholders’ equity	$311,713	$320,292	$330,294	$336,750	$327,659
Less: average intangibles	63,598	63,694	63,790	63,896	64,017
Average tangible stockholders’ equity	$248,115	$256,598	$266,504	$272,854	$263,642
Core return on average tangible stockholders’ equity	15.94%	14.62%	14.65%	9.91%	13.69%

Core return on average assets:
Net income GAAP	$9,968	$9,353	$9,630	$16,414	$9,096
Adjustments:
Less: Gain on sale of Visa Class B shares				12,153
Add: Gain on sale of Visa Class B shares tax adjustment				2,552
Net income Core	$9,968	$9,353	$9,630	$6,813	$9,096
Average assets	$3,463,506	$3,347,020	$3,341,561	$3,301,476	$3,093,968
Core return on average assets	1.14%	1.12%	1.17%	0.82%	1.17%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

The following table reconciles the non-GAAP financial measures of FTE net interest income for the three and nine months ended September 30, 2022 and 2021

Three months ended September 30	2022	2021
Interest income (GAAP)	$29,230	$24,167
Adjustment to FTE	494	387
Interest income adjusted to FTE (non-GAAP)	29,724	24,554
Interest expense	4,232	2,182
Net interest income adjusted to FTE (non-GAAP)	$25,492	$22,372

Nine months ended September 30	2022	2021
Interest income (GAAP)	$79,693	$70,407
Adjustment to FTE	1,399	1,088
Interest income adjusted to FTE (non-GAAP)	81,092	71,495
Interest expense	8,357	7,364
Net interest income adjusted to FTE (non-GAAP)	$72,735	$64,131

The efficiency ratio is noninterest expenses, less amortization of intangible assets, as a percentage of FTE net interest income plus noninterest income. The following table reconciles the non-GAAP financial measures of the efficiency ratio to GAAP for the three and nine months ended September 30, 2022 and 2021:

Three months ended September 30	2022	2021
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$15,935	$14,147
Less: amortization of intangible assets expense	96	125
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	15,839	14,022

Net interest income (GAAP)	24,998	21,985
Plus: taxable equivalent adjustment	494	387
Noninterest income (GAAP)	3,317	3,449
Less: net (losses) gains on equity securities	(18)	5
Net interest income (FTE) plus noninterest income (non-GAAP)	$28,827	$25,816

Efficiency ratio (non-GAAP)	54.95%	54.32%

Nine months ended September 30	2022	2021
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$45,717	$40,234
Less: amortization of intangible assets expense	289	375
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	45,428	39,859

Net interest income (GAAP)	71,336	63,043
Plus: taxable equivalent adjustment	1,399	1,088
Noninterest income (GAAP)	10,619	10,353
Less: net (losses) gains on equity securities	(37)	9
Net interest income (FTE) plus noninterest income (non-GAAP)	$83,391	$74,475

Efficiency ratio (non-GAAP)	54.48%	53.52%